Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT DENOTED AS [#] HAS BEEN REDACTED PURSUANT TO ITEM 606(A)(6) OF REGULATION S-K BECAUSE THE DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY.

AIRCRAFT DRY LEASE AGREEMENT

(Part 91 Operations)

Dated as of the 1st day of August, 2024

by and between

[#], LLC,

as Lessor,

and

FEDERAL EXPRESS CORPORATION,

as Lessee,

concerning one (1) 2018 Bombardier Inc. model CL-600-2B16 (Challenger 650) aircraft,

bearing

U.S. registration number [#] (pending change to [#]),

and

manufacturer’s serial number [#]

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Aircraft Dry Lease Agreement:

mail a copy of the executed document, without Appendix I, to the following address via certified mail, return receipt requested, or submit by hand delivery:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight to be conducted under this Aircraft Dry Lease Agreement:

deliver a completed Appendix II containing the departure airport and proposed time of departure of said first flight by facsimile to the Flight Standards District Office located nearest the departure airport.

Appendix I contains only economic rental data and is intentionally omitted for FAA submission purposes.

Carry a copy of this Aircraft Dry Lease Agreement in the aircraft at all times.

* * *

Information denoted as [#] has been redacted pursuant to Item 606(A)(6) of Regulation S-K because the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

AIRCRAFT DRY LEASE AGREEMENT

This AIRCRAFT DRY LEASE AGREEMENT (this “Lease”) is made effective as of August 1, 2024 (the “Effective Date”), by and between [#], LLC, a Delaware limited liability company (“Lessor”), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor is, or will be as of the Effective Date, the legal owner of one (1) 2018 Bombardier Inc. model CL-600-2B16 (Challenger 650) aircraft bearing manufacturer’s serial number [#] and United States nationality and registration marks [#] (pending change to [#]), equipped with two (2) General Electric model CF34-3B aircraft engines with manufacturer’s serial numbers [#] and [#], and one Honeywell model GTCP36-150 auxiliary power unit with manufacturer’s serial number [#] (the “APU”) together with any and all aircraft engines, equipment, furnishings, appurtenances, landing gear, instruments, components and parts installed on, or otherwise appurtenant to, such aircraft (collectively, the “Aircraft”); and

WHEREAS, Lessor has agreed to dry lease the Aircraft to Lessee, and Lessee has agreed to dry lease the Aircraft from Lessor, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee agree as follows:

1.	Lease; Term.

1.1.

Lessor hereby agrees to dry lease on a non-exclusive basis from time to time during the Term (as defined below) the Aircraft to Lessee, without crew, and Lessee hereby agrees to dry lease the Aircraft from Lessor, without crew, for use by Lessee to operate specific trips (each, a “Lessee Trip”), upon the terms and conditions set forth herein.

1.2.

The term of this Lease is one (1) year commencing on the Effective Date and ending on July 31, 2025 (the “Initial Term”), unless earlier terminated. Upon the expiration of the Initial Term, the provisions of this Lease shall be automatically renewed for additional one-year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”). Either party may terminate this Lease with or without cause at any time during the Term upon at least thirty (30) days written notice to the other party, provided that, on or before the effective date of any such termination, Lessee shall have paid to Lessor all Rent (as defined below) and Lessor shall have paid to Lessee all Cost Reimbursements (as defined below) accrued and owing under this Lease through such date. Notwithstanding anything contained herein to the contrary, upon the sale or transfer of the Aircraft from Lessor to a third-party, the parties acknowledge and agree that this Lease shall automatically terminate without any further action by either party on the date such sale or transfer is consummated as evidenced by the filing of a bill of sale for the Aircraft with the FAA (as defined below), provided that, on or before the effective date of any such termination, Lessee shall have paid to Lessor all amounts accrued and owing under this Lease through such date.

2.	Delivery and Acceptance; Third Party Leases.

2.1.

Upon the Effective Date, the Aircraft will be delivered to Lessee at [#] (the “Home Base”). Upon termination of this Lease, the Aircraft will be returned to Lessor, at Lessee’s expense, at [#]. The Aircraft will be returned in the same condition as when received, except for normal and reasonable wear and tear from ordinary use. Subject to Section 8.2 below, Lessee shall keep the Aircraft safe and secure when at the Lessee’s Home Base during the Term.

2.2.

The execution of this Lease by Lessee shall evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of, this Lease, and shall constitute Lessee’s unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease.

Information denoted as [#] has been redacted pursuant to Item 606(A)(6) of Regulation S-K because the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

2.3.

Notwithstanding any terms of this Lease, at such times when the Aircraft is not needed for use by Lessee, Lessor may enter into a dry lease arrangement with Lessor’s member (the “Permitted Lessee”), who may wish to use and operate the Aircraft; provided, that, Lessor may not enter into any other dry lease arrangements other than with the Permitted Lessee. Subject to Section 8.8 below, the Permitted Lessee’s right to use the Aircraft under its dry lease arrangement shall have priority over the Lessee’s use of the Aircraft under this Lease.

3.	Use and Operation of the Aircraft.

3.1.

LESSEE AND LESSOR HEREBY SPECIFICALLY AGREE AND ACKNOWLEDGE THAT LESSEE SHALL EXERCISE OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL FLIGHT OPERATIONS CONDUCTED BY LESSEE. FURTHER, AT ALL TIMES WHILE THE AIRCRAFT IS IN THE POSSESSION AND USE OF LESSEE FOR A LESSEE TRIP, LESSEE SHALL HAVE EXCLUSIVE POSSESSION, COMMAND AND CONTROL OF THE AIRCRAFT, AND THE PILOTS AND CREW OF ANY FLIGHT OPERATED BY LESSEE SHALL BE UNDER THE EXCLUSIVE COMMAND OF LESSEE.

3.2.

Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted by Lessee, the parties acknowledge that, pursuant to § 91.3 of the Federal Aviation Regulations (“FARs”), the pilot(s) of such flight is/are responsible for, and is/are obligated and entitled to exercise final authority over, the safe operation of the flight, and the parties agree that the pilot(s) may, in the exercise of such authority, refuse to commence such flight, terminate such flight or take any other flight-related action that, in the judgment of the pilot(s), is required to ensure the safety of the Aircraft, the flight crew, the passengers and any other persons and/or property.

3.3.

Lessee will utilize the Aircraft only for carriage of officials, employees, guests and property of Lessee and its affiliates. Lessee agrees not to operate or locate the Aircraft, and not to allow the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft; (ii) in any area to which travel or flights are restricted or prohibited by law; (iii) in areas that are war zones or recognized as threatened or actual areas of hostilities; or (iv) in any area that, for whatever reason, to a prudent operator of similar aircraft would present an unreasonable risk of harm to the Aircraft or to passengers or property on the Aircraft.

3.4.

Lessee further covenants and agrees that, at all times during Lessee’s use of the Aircraft, Lessee will furnish or directly procure the services of, and the Aircraft will be operated under the command of, a flight crew duly licensed and rated by the Federal Aviation Administration (the “FAA”) of the United States with appropriate currency and medical certification.

3.5.

Lessee will operate the Aircraft hereunder in compliance with (i) all laws of governmental bodies having jurisdiction over Lessee or the Aircraft, including but not limited to, the FARs (and specifically, but without limitation, Part 91 thereof); (ii) the manufacturer’s approved maintenance program for the Aircraft; (iii) the airworthiness certificate for the Aircraft; (iv) any license or registration relating to the Aircraft; and (v) any insurance policy relating to the Aircraft. Lessee shall be solely responsible for any fines, penalties, or forfeitures relating in any manner to the operation or use of the Aircraft by Lessee under this Lease.

3.6.

LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LESSEE’S RESPONSIBILITY TO OBTAIN AND PROVIDE COPIES OF ALL PERMITS AND OTHER AUTHORIZATIONS NECESSARY FOR LESSEE TO CONDUCT ITS PLANNED FLIGHTS AND USE OF THE AIRCRAFT PRIOR TO OPERATING THE AIRCRAFT. LESSEE SHALL SUBMIT A COPY OF SUCH PERMITS OR OTHER AUTHORIZATIONS TO LESSOR PRIOR TO OPERATING THE AIRCRAFT.

4.

Flight Crew. If needed to support Lessee’s use and operation of the Aircraft, Lessee shall enter into its own aircraft operations support services agreement with a qualified and reputable aircraft operations support services company, selected by Lessee in its sole discretion. Lessee shall employ or otherwise obtain at its sole cost and expense the services of a fully qualified and properly certified and trained flight crew, selected by Lessee in its sole discretion (and who may or may not be the same flight crew used by Lessor or any other lessee), as applicable, to operate the Aircraft when in Lessee’s possession and control. Lessee’s flight crew shall be covered under applicable and effective insurance coverage for the Aircraft, to operate the Aircraft during Lessee’s possession, use and operation of the Aircraft for each Lessee Trip. The pilots operating the Aircraft for Lessee hereunder will, at all times, be duly qualified and will hold any certificate, rating, type rating or endorsement appropriate for the Aircraft, purpose of flight, condition of flight or as otherwise required by the FARs and shall meet all currency of flight and other requirements specified by the insurance policies required under this Lease and by the FAA.

5.	Maintenance.

5.1.

Lessee shall at all times during Lessee’s possession, use and operation of the Aircraft be responsible for keeping the Aircraft in good and efficient working order, condition and repair, ordinary wear and tear excepted, and shall make all inspections and repairs required by applicable laws, regulations and insurance policies as required to meet the standards of the FAA and to keep the Aircraft currently registered, certificated and airworthy under and in accordance with the requirements of the FAA. All inspection, repair and maintenance expenses incurred by Lessee shall be paid directly by Lessor, unless required to be paid by Lessee, in which case such expenses shall be reimbursed by Lessor. Lessor, and Lessee during Lessee’s possession, use and operation of the Aircraft, shall comply with all applicable service, maintenance, repair and overhaul regulations, airworthiness directives and instructions of the FAA and all appropriate maintenance, service, repair and overhaul manuals and mandatory service bulletins published by the manufacturers of the airframe, engines, APU, propellers, accessories, and parts installed on the Aircraft. All flight records, logs, flight manuals and other materials maintained by Lessee with respect to its operation of the Aircraft shall be made available by Lessee to Lessor for inspection at such times and places as Lessor may reasonably request upon reasonable prior written notice and shall be maintained with all records relating to the Aircraft. Lessor shall be responsible for making, or causing to be made, at its sole expense, any alterations, improvements or additions to the Aircraft that are required by law or regulation, except to the extent required during Lessee’s possession, use and operation of the Aircraft, in which event Lessee shall make the required alterations, improvements or additions, but shall be entitled to reimbursement from Lessor for the cost thereof. Any such alterations, improvements, or additions thereto shall constitute accessions to the Aircraft, and title thereto shall vest and remain in Lessor, unless otherwise specifically agreed to in writing between the parties. Amounts due from Lessor to Lessee under this section (collectively, “Maintenance and Repair Costs”) shall be included in the Cost Reimbursements from time to time due from Lessor to Lessee under Section 9 below.

5.2.

Without limiting the foregoing, and subject to Lessee’s right to reimbursement from Lessor, Lessee shall perform: (i) all repairs, inspections and maintenance required by the manufacturer’s recommended maintenance program delineated in the applicable maintenance manual per FARs Part 91.409(f)(3); (ii) all other repairs and maintenance as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft; and (iii) any other repairs, inspections or maintenance, as may be required to maintain the Aircraft and its engines in the same condition as when received from Lessor, normal and reasonable wear and tear excepted.

5.3.

So long as no Event of Default (as defined below) shall have occurred and be continuing, Lessor hereby authorizes Lessee to assert for Lessor’s account all of its right, title and interest in, under and to any warranties in respect of the Aircraft issued by the manufacturer or vendor of the Aircraft or any part or component thereof and agrees to execute and deliver such further instruments as may be reasonably necessary to enable Lessee to enforce such warranties.

6.

Rent. In consideration of this Lease of the Aircraft, Lessee agrees to pay Lessor the hourly rental payments shown on Appendix I attached hereto for each Lessee Trip (“Rent”). Rent for each Lessee Trip shall be calculated from the time of takeoff to the time of landing for each flight segment during such Lessee Trip . The amount of Rent owed by Lessee shall be calculated and billed by Lessor to Lessee within thirty (30) days after the end of each calendar month in which any Lessee Trips occur (the “Rent Deadline”). Lessee shall pay all Rent owed by Lessee to Lessor pursuant to this Lease within fifteen (15) days of the Rent Deadline.

7.

Expenses. Lessee shall pay directly to the third-party providers thereof any and all support services and flight crew costs, fuel, and other direct operating expenses, charges, fees or assessments payable by reason of the possession, use and operation of the Aircraft by Lessee for Lessee flights. If Lessor pays any such charges, Lessee shall reimburse Lessor upon demand as supplemental Rent. In addition, if Lessee fails to perform or comply with any of the terms contained herein, Lessor may perform or comply with such terms and Lessee shall reimburse Lessor the cost of such performance and compliance upon demand as supplemental Rent.

8.

Support Services. During the Term, Lessee shall provide to Lessor the following advice, consultation and aircraft support services associated with the Aircraft and Lessor’s ownership and management thereof (collectively, the “Services”):

8.1.

General. Lessee shall provide advice and assistance to Lessor on matters regarding (i) the storage, management and maintenance of the Aircraft with all reasonable care and in accordance with applicable insurance coverage and within the standards and guidelines established by the FAA; (ii) compliance with all applicable laws or regulations, including, without limitation, FARs; (iii) the administration and enforcement of warranty claims; (iv) the administration and enforcement of insurance matters; and (v) parts replacement, service and maintenance arrangements.

8.2.

Home Base Hangar. Lessee shall provide a hangar for the Aircraft to be properly and regularly stored at the Home Base, or at such other location as shall be acceptable to Lessor. Lessee shall keep the Aircraft safe and secure at all times when the Aircraft is hangared at the Home Base in accordance with Lessee’s normal operating procedures for its own aircraft and industry standards for such care.

8.3.

Insurance. Lessee shall arrange for and procure on behalf of Lessor (i) all-risk aircraft hull insurance in amount not less than the fair market value of the Aircraft as from time to time designated by Lessor in writing, which amount may be changed by Lessor upon written request to Lessee and subject to acceptance by the applicable insurance provider, with respect to the Aircraft, against any loss, theft or damage to the Aircraft (including any engines or parts while removed from the Aircraft), including provisions that Lessor and any lien holder of record will be provided with breach of warranty protection under such hull insurance coverage; (ii) liability insurance for bodily injury and property damage arising from operations of the Aircraft by any of Lessor, Lessee or third-party lessees identified in writing by Lessor in an amount not less than a commercially reasonable limit suitable for the circumstances of all flight operations to be conducted as mutually agreed by Lessor and Lessee, and Lessor and any other lien holders or third-party lessees identified in writing by Lessor shall be included as named insureds; and (iii) if requested by Lessor, war risk hull coverage in an amount not less than the fair market value of the Aircraft and liability coverage in an amount not less than a commercially reasonable limit suitable for the circumstances of all flight operations to be conducted as mutually agreed by Lessor and Lessee, provided that if the Aircraft is intended to fly to European Union countries, additional war risk coverages may be required and, if requested by Lessor, Lessee will use commercially reasonable efforts to obtain such additional coverages at Lessor’s expense. The insurance required hereunder shall be subject to Lessor’s approval and maintained in full force and effect throughout the Term. All such insurance shall (a) waive any right of the insurer to any subrogation, setoff, recoupment, counterclaim or any other deduction in respect of any liability of Lessor, Lessee and any third-party lessee; and (b) provide for at least thirty (30) day notice of cancellation to Lessor and Lessee.

8.4.

Maintenance, Repairs and Inspections Services. Lessee shall advise and assist Lessor with compliance with (i) all applicable service, maintenance, repair and overhaul regulations and airworthiness directives of the FAA; and (ii) all appropriate maintenance, service, repair and overhaul manuals and mandatory service bulletins published by the manufacturers of the airframe, engines, propellers, accessories and parts installed on the Aircraft. Without limitation, Lessee shall assist Lessor by: (a) coordinating Aircraft inspections, maintenance, services, repairs, overhauls and test by FAA-certified personnel, in accordance with the Aircraft manufacturer’s inspection and maintenance program, or with another inspection and maintenance program approved by the FAA, and in accordance with all applicable FARs, so as to keep the Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to obtain and hold a certificate of airworthiness for the Aircraft; (b) keeping and maintaining the Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to maintain in good standing the airworthiness certification of the Aircraft; and (c) maintaining all records, logs and other materials required by the FAA to be maintained in respect of the maintenance, use and inspections of the Aircraft. Any contracts for such maintenance, repairs and inspections services shall be executed by Lessor, and Lessee shall have no authority to enter into any such agreement for or on behalf of Lessor, unless expressly permitted by Lessor in writing.

8.5.

Manufacturer and Other Service Plans. Lessee shall advise and assist Lessor in arranging such manufacturer approved airframe, engines, APU, maintenance tracking and other support services arrangements as shall be entered in to from time to time by Lessor. Any contracts for such support services shall be executed by Lessor, and Lessee shall have no authority to enter into any such agreement for or on behalf of Lessor unless expressly authorized by Lessor in writing.

8.6.

Records and Administration. Without limiting the foregoing, Lessee shall create and maintain all records, logs and other materials, including without limitation, all logbooks, manuals and operations, maintenance and repairs, inspections, administrative and accounting records, relating to the Aircraft, flights by Lessor, Lessee and any third-party lessees identified in writing by Lessor, and the Services provided under this Lease, all in compliance with the FARs (as the same may be amended, modified or supplemented from time to time, the “Aircraft Records”). The Aircraft Records shall be stored and maintained at the Home Base unless otherwise agreed by Lessee. Lessor may, upon reasonable notice to Lessee, inspect and copy such Aircraft Records at such times during Lessee’s business hours as shall not unreasonably interfere with the performance by Lessee of its business.

8.7.	FAA Liaison. Lessee shall advise and assist Lessor in communicating with the FAA about the Aircraft and in complying with any applicable requirements the FARs impose on Lessor.

8.8.

Scheduling. Lessee shall maintain and manage a scheduling log for itself, Lessor and any third-party lessees, on behalf of Lessor, for the Aircraft and shall coordinate all repairs and maintenance of the Aircraft so as to minimize interference with any scheduled operations of the Aircraft. Lessee shall request authorization to use the Aircraft from Lessor reasonably in advance of any planned Lessee Trip. Lessor may determine, in its sole discretion, the Aircraft’s availability for any requested Lessee Trips, provided that nothing contained herein shall in any way provide Lessee priority use of the Aircraft. Lessee shall cooperate to deliver possession of the Aircraft to Lessor or to any third-party lessee designated by Lessor for purposes of any Lessor or third-party lessee flight operations. During a third-party lessee’s possession and use of the Aircraft, Lessee shall have no responsibility under this Lease for the maintenance, use or operation of the Aircraft.

9.

Cost Reimbursements. In consideration of the Services provided to Lessor by Lessee pursuant to this Lease, Lessor shall pay Lessee (i) the actual amount of all Maintenance and Repair Costs incurred by Lessee at the request, or for the benefit, of Lessor; (ii) an arms-length rental value of that portion of the hangar located at the Home Base that the Aircraft occupies; (iii) an arms-length fee for monthly overhead and other costs incurred by Lessee to provide the Services for the benefit of Lessor; and (iv) the total out-of-pocket cost of any insurance premiums for the insurance policies required under Section 8.3 above (collectively, “Cost Reimbursements”). Lessee shall bill Lessor for all Cost Reimbursements within thirty (30) days after the end of the month in which such Cost Reimbursements were incurred (the “Reimbursements Deadline”); provided, that in the event any charges permitted under this Section 9 as Cost Reimbursements have not yet been billed to Lessee by the Reimbursements Deadline, Lessee shall bill Lessor as soon as reasonably practicable after the receipt thereof. Lessor shall pay all such invoices within fifteen (15) days after Lessor’s receipt thereof.

10.	Taxes; State and Local Registration.

10.1.

As used in this Lease, the term “Taxes” shall mean any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, gross receipts, sales, rental, use, turnover, value added, property (tangible or intangible), excise, business and stamp taxes), licenses, levies, imposts, duties or withholding of any nature, together with any assessments, penalties, fines, additions to tax and/or interest thereon.

10.2.

Lessee shall pay, assume liability for, and indemnify Lessor from and against only such Taxes that may from time to time be imposed or asserted against Lessor, the Aircraft or Rent by any federal, state or local government or any other taxing authority where such Taxes are imposed or asserted in connection with this Lease or Lessee’s dry lease use of the Aircraft pursuant thereto, exclusive of any Taxes imposed upon or measured with respect to the revenue or income derived by Lessor under this Lease or otherwise which shall be the sole responsibility of Lessor.

10.3.

Lessor shall pay, assume liability for, and indemnify Lessee from and against only such Taxes that may from time to time be imposed or asserted against Lessee or the Cost Reimbursements by any federal, state or local government or any other taxing authority where such Taxes are imposed or asserted in connection with the Services performed by, and the Cost Reimbursements paid to, Lessee pursuant to this Lease, exclusive of any Taxes imposed upon or measured with respect to the revenue or income derived by Lessee under this Lease or otherwise which shall be the sole responsibility of Lessee.

10.4.

With the advice and assistance of Lessee, Lessor shall file and be responsible for all required ad valorem property tax reports and returns with respect to the Aircraft for all periods, with all appropriate government agencies, and pay any and all such Taxes prior to the last date on which such Taxes can be paid without incurring penalty.

10.5.

Neither party shall be obligated to pay or reimburse any amount under this section so long as it shall in good faith and by appropriate proceedings be contesting the validity or the amount thereof in any reasonable manner and so long as the other party shall have determined in its reasonable judgment that the action to be taken will not result in the sale, forfeiture or loss of, or the creation of a lien on, the Aircraft other than property tax liens which relate to Taxes which are not yet payable and which will be removed by proper and timely payment thereof. The contesting party agrees to indemnify the non-contesting party against any loss, claim, demand or expense, including reasonable legal expense, resulting from such contest. The non-contesting party agrees to cooperate reasonably with and support the contesting party, at the contesting party’s sole cost and expense, in the contesting party’s contest of any Taxes required to be paid or indemnified against by it. If state or local law requires that a tax contest be conducted in the name of the non-contesting party, then the non-contesting party shall cooperate reasonably with contesting party, at the contesting party’s expense, to conduct such contest.

10.6.

The obligations and liabilities under this section which arise during the Term of this Lease shall continue in full force and effect notwithstanding the termination of this Lease, whether by expiration of time, by operation of law or otherwise. The party owing Taxes hereunder shall bear the burden of any penalties and interest incurred with respect to the foregoing Taxes for which it is responsible as a direct result of its acts or omissions and the other party shall bear the burden of any penalties and interest incurred with respect to the foregoing as a direct result of its acts or omissions.

10.7.

Neither party shall be responsible for any franchise, doing business, license or similar Taxes imposed or asserted by any federal, state or local government or any other taxing authority or any Taxes imposed or asserted by any federal, state or local government or any other taxing authority on the income, capital or net worth of the other party.

11.	Insurance.

11.1.	Lessee shall bear the risk of any, loss, damage, theft or destruction, partial or complete, of the Aircraft during Lessee’s possession, use or operation of the Aircraft from whatsoever source arising.

11.2.

Nevertheless, in consideration of Rent paid by Lessee to Lessor, and in accordance with Section 8.3 above, Lessor shall maintain reasonable and customary insurance (including war risk insurance) at all times on the Aircraft, including, but not limited to, insurance against loss theft or damage, public liability and third-party property damage insurance, and all such other coverage reasonably necessary to cover the interests of Lessor, Lessee and all other operators, crew members or passengers on the Aircraft. Such insurance shall name Lessee as an additional “named insured” and shall expressly cover operation of the Aircraft under Lessee’s possession and operational control. Further, such insurance must be in amounts and on terms sufficient to cover the fair market value of the Aircraft. All liability limits shall be in amounts and with limits reasonable for the intended uses of Aircraft, and otherwise in compliance with the requirements of Lessor’s lender (if any).

11.3.

In the event of loss of or damage to the Aircraft, Lessee shall immediately report such loss or damage to Lessor, to the insurance companies underwriting such risk, and to any and all applicable governmental agencies, both federal and state, and shall furnish such information and execute such documents as may be required and necessary to collect the proceeds from the insurance policies.

11.4.

Notwithstanding the foregoing, Lessee may, but shall not be required to, obtain supplemental insurance in such amounts and on such terms as desired by Lessee to further cover such liabilities as may be borne by Lessee as a result of its operations of the Aircraft.

12.

Registration. The Aircraft shall be duly registered in the name of Lessor under the Federal Aviation Act at all times during the Term. Lessee acknowledges and agrees that legal title to the Aircraft shall be vested in Lessor, it being expressly understood that this Lease is an agreement of lease only. During the Term, Lessee shall keep the Aircraft free from any markings or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or its assigns. During the Term, Lessee shall ensure that no liens, attachments, levies or executions are created or placed against the Aircraft by third parties as a result of Lessee’s (or any permitted sublessee’s) acts or omissions. Lessee shall notify Lessor promptly upon learning of any liens or attachments against the Aircraft and will promptly satisfy or discharge any such liens caused by Lessee’s (or any permitted sublessee’s) acts or omissions.

13.

Inspection. At all reasonable times during the Term, Lessor or its authorized representatives may inspect the Aircraft (including during any maintenance) and the books and records of Lessee relating to the operation and maintenance of the Aircraft upon reasonable prior written notice to Lessee, provided that such inspections do not interfere with the operations of Lessee. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

14.	Indemnification.

14.1.

Lessee assumes liability for, and shall indemnify, protect, save and keep harmless Lessor and its members, officers, employees, agents, servants, successors and assigns (each, “Indemnitee”) from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including reasonable legal expenses) incurred by or asserted by third parties against any Indemnitee, in any way relating to or arising, directly or indirectly, from or in connection with the possession, use, operation, condition or return of the Aircraft or any part thereof by Lessee. Lessee shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the expiration or early termination of this Lease, or for loss or liability resulting solely from the operation of the Aircraft by Lessor or any third-party lessee of from the willful misconduct or gross negligence of such Indemnitee.

14.2.

The provisions of this section shall survive the termination of this Lease, whether by expiration of time, by operation of law or otherwise. Indemnitee shall give Lessee reasonably prompt notice of any claim of liability hereby indemnified against. Upon Lessor’s consent, Lessee shall be entitled to control, and shall assume full responsibility for, the defense of such matter.

15.	Default.

15.1.	Any one or more of the following shall constitute an event of default hereunder (each, “Event of Default”):

15.1.1.	Lessee shall fail to pay any Rent, any expenses or Taxes as provided in Sections 6 through 10 above, or any other payment hereunder, within ten (10) days after it is due;

15.1.2.

without limiting Section 15.1.1 above, Lessee shall fail to timely pay to any third-party provider such amounts when and as may be due for Aircraft operations, support services, flight crew costs or other direct operating expenses, charges, fees or assessments payable by reason of this Lease or the possession, use and operation of the Aircraft by Lessee during the Term;

15.1.3.	Lessor shall fail to pay any Cost Reimbursements, including any Taxes paid by Lessee but for which Lessor is responsible, within ten (10) days after it is due;

15.1.4.

violation or default of any term, obligation or condition of a non-monetary nature set forth in this Lease, together with a failure to cure within twenty (20) days after receipt of written notice of such violation or default from the non-defaulting party;

15.1.5.	Lessee operates the Aircraft in violation of any law, regulation, directive or order of any governmental authority or in violation of any provision of any insurance policy contemplated by this Lease;

15.1.6.	any warranty or representation made by Lessee or Lessor herein shall prove to be false in any material respect;

15.1.7.	lapse of insurance coverage required to be kept in force hereunder;

15.1.8.

Lessee or Lessor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated, bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take corporate action for the purpose of effecting any of the foregoing; or

15.1.9.

an order, judgment or decree shall be entered without the application, approval or consent of Lessee or Lessor, by any court of competent jurisdiction, approving a petition seeking reorganization of Lessee or Lessor or appointing a receiver, trustee or liquidator of Lessee or Lessor, of all or a substantial part of the assets of Lessee or Lessor, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days and subject to the limitations set forth therein.

15.2.	Upon the occurrence and during the continuation of any such Event of Default by or with respect to Lessee, Lessor, as its option, may exercise any one (1) or more of the following remedies:

15.2.1.

by written notice, terminate this Lease; whereupon all rights of Lessee to the use of the Aircraft shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and thereupon Lessor may cause Lessee at Lessee’s expense promptly to return the Aircraft to the possession of Lessor, or Lessor at its option may, subject to Lessee’s safety and security regulations and during normal business hours, enter upon the premises where the Aircraft is located and take immediate possession of and remove such Aircraft;

15.2.2.	proceed by appropriate court action to enforce performance by Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof; or

15.2.3.	exercise any other right or remedy that may be available to it under applicable law or in equity. A termination hereunder shall occur only upon notice by Lessor.

15.3.	Upon the occurrence and during the continuation of any such Event of Default by or with respect to Lessor, Lessee, at its option, may exercise any one (1) or more of the following remedies:

15.3.1.

by written notice, terminate this Lease and surrender possession, custody and control of the Aircraft to Lessor at the soonest possible time and place, wherever that may be without compromising the safety of the Aircraft or any of its passengers or crew;

15.3.2.	proceed by appropriate court action to enforce performance by Lessor of the applicable covenants and terms of this Lease or to recover damages for the breach thereof; or

15.3.3.	exercise any other right or remedy that may be available to it under applicable law or in equity. A termination hereunder shall occur only upon notice by Lessee.

15.4.

No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the non-defaulting party at law or in equity. No express or implied waiver by the non-defaulting party of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. No delay by the non-defaulting party in exercising or failure by the non-defaulting party to exercise any right, power or remedy under this Lease shall constitute a waiver, and any waiver by the non-defaulting party on any one occasion shall not be construed as a waiver on any future occasion or for any other purpose. Any single or partial exercise of any particular right by the non-defaulting party shall not exhaust the same or constitute a waiver of any other right provided herein.

16.

Surrender. At the expiration or termination of this Lease, Lessee shall at its expense, return the Aircraft to Lessor to the location designated in Section 2.1, or as the parties may otherwise agree in writing, free and clear of all liens and encumbrances created by the acts or omissions of Lessee (or any permitted sublessee), in the same operating order, repair, condition and appearance as when accepted, reasonable wear and tear excepted.

17.

Disclaimer of Warranties. THE AIRCRAFT SHALL BE DELIVERED TO LESSEE IN AN “AS IS” CONDITION. LESSOR MAKES NO REPRESENTATION OR WARRANTY EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE, THEIR MERCHANTABILITY, DURABILITY, AIRWORTHINESS, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE. LESSOR HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, WHICH DISCLAIMER LESSEE HEREBY ACKNOWLEDGES. WITHOUT LIMITING THE FOREGOING, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSOR

OR LESSEE), IN THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE’S LOSS OF USE OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE OR FOR ANY INTERRUPTION IN LESSEE’S BUSINESS CAUSED BY LESSEE’S INABILITY TO USE THE AIRCRAFT, AIRFRAME OR ANY ENGINE FOR ANY REASON WHATSOEVER.

18.

Subordination. If applicable, as of the Effective Date and at all times in the future during the Term of this Lease, this Lease is and at all times shall remain subordinate in all respects to any lien, mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement, except for mechanics liens to be discharged in the ordinary course of business granted to any lender or financing company pursuant to any mortgage granted by Lessor encumbering the Aircraft. If applicable, the lender shall have the right at all times notwithstanding this Lease to enforce the terms and provisions of the mortgage, including, without limitation, repossession of the Aircraft.

19.	Assignment.

19.1.

No assignment, transfer, mortgage or other charge or lien may be made by Lessee of any of its rights or interest with respect to the Aircraft or any part of this Lease. Lessee shall not, without the prior written consent of Lessor, assign this Lease, sublease the Aircraft at any time, or allow any other person to have operational control of the Aircraft. Any permitted sublease shall not relieve Lessee of any obligations hereunder.

19.2.

Lessor may, at any time with or without the prior written consent of Lessee, transfer, assign or grant a security interest in Lessor’s rights in this Lease, the Aircraft and/or Rent and other sums at any time due and to become due, or at any time owing or payable by Lessee to Lessor under any of the provisions of this Lease.

20.

Notices. All notices and other communications required or permitted to be given under this Lease shall be delivered by hand, Federal Express (or other overnight delivery service), or certified or registered mail (return receipt requested), addressed as follows:

If to Lessor:	[#], LLC
942 S. Shady Grove Road
Memphis, TN 38120
Attn: Frederick W. Smith
Phone: [#]

With copy to:	[#]

If to Lessee:	Federal Express Corporation
2461 Democrat Road Hangar 20,
Memphis, TN 38118
Attn: Managing Director, FedEx Corporate Aviation
Phone: [#]

With copy to:	Federal Express Corporation
3620 Hacks Cross Road, Building B, 3rd Floor,
Memphis, TN 38125
Attn: Managing Director, Aircraft and Transportation Transactions, Legal
Phone: [#]

provided, however, that either party may change its address for notices by so notifying the other party in the manner set forth in this Section 20.

Information denoted as [#] has been redacted pursuant to Item 606(A)(6) of Regulation S-K because the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

21.

Legal and Other Fees. In the event of any dispute, litigation or arbitration between the parties with respect to the subject matter of this Lease, the unsuccessful party shall pay to the successful party all costs and expenses, including without limitation, reasonable attorneys’ fees, incurred in connection therewith by the successful party, all of which shall be included in and as a part of the judgment or award rendered in such dispute, litigation or arbitration. For purposes of this Lease, “successful party” shall mean the party which achieves substantially the relief sought, whether by judgment, order, settlement or otherwise.

22.	Amendment. The terms of this Lease may not be modified, waived or amended other than by an instrument in writing executed by Lessor and Lessee.

23.

Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by applicable law, all other provisions hereof shall remain in full force and effect in such jurisdiction, and such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

24.

Entire Agreement; Governing Law. This Lease constitutes the entire agreement between Lessor and Lessee with respect to this Lease of the Aircraft and supersedes any prior or contemporaneous agreements and/or understandings, whether oral or written, with respect to this Lease of the Aircraft. This Lease and the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of Tennessee, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

25.

Successors and Assigns. This Lease shall be binding upon the parties hereto, and their respective heirs, executors, administrators, or other legal representatives, successor and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

26.

Counterparts. This Lease may be executed in any number of separate counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts, taken together, shall constitute one and the same agreement. Such counterparts may be exchanged via facsimile or other electronic transmission.

27.	Truth In Leasing.

27.1.

EACH OF LESSEE AND LESSOR HEREBY ACKNOWLEDGES AND CERTIFIES THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS (“FAR”) DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EXECUTION OF THIS LEASE, OR SO MUCH THEREOF AS THE AIRCRAFT HAS BEEN OWNED BY LESSOR, AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION OF THE AIRCRAFT THEREUNDER HAVE BEEN MET. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENT OF FAR PART 91 FOR ALL OPERATIONS TO BE CONDUCTED DURING THE TERM.

27.2.	LESSEE CERTIFIES THAT IT SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE LESSEE TRIPS.

27.3.	EACH OF LESSOR AND LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

27.4.

EACH OF LESSOR AND LESSEE UNDERSTANDS THAT AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL OF THE AIRCRAFT AND THE PERTINENT FEDERAL REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

27.5.	LESSEE AGREES TO KEEP A COPY OF THE LEASE IN THE AIRCRAFT AT ALL TIMES DURING THE TERM OF THE LEASE.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned parties have caused this Aircraft Dry Lease Agreement to be duly executed, delivered and effective as of the Effective Date.

LESSOR:

[#], LLC

By:	/s/ Frederick W. Smith
Name:	Frederick W. Smith
Title:	President

LESSEE:

FEDERAL EXPRESS CORPORATION

By:	/s/ Clement E. Klank III
Name:	Clement E. Klank III
Title:	Secretary

Omitted Attachments

Appendix I and Appendix II to this agreement, which are described on the cover page and page 4 above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of Appendix I and Appendix II to the Securities and Exchange Commission or its staff upon request.

Information denoted as [#] has been redacted pursuant to Item 606(A)(6) of Regulation S-K because the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

Signature Page to Aircraft Dry Lease Agreement

[#], LLC – Federal Express Corporation